UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2005

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on August 5, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on May 18, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: July 2005

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through June 30, 2005. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Company Growth and Strategy

1. How has Morningstar’s business changed in terms of growth, profitability, and strategy since the mid 1990s. We are trying to get a sense for what the company looked like during that time and how the strategy of the firm may have changed over time.

Since our company was founded in 1984, our focus has been on expanding our core business of investment research and information along several different dimensions: databases, media, audience, and geography. While our business has expanded over time, one thing has remained constant: Our focus has always been on putting investors’ interests first and doing what’s right for investors.

In the mid 1990s, our business mainly focused on print publications for individual investors and CD-ROM software for advisors. Our Principia research software—mainly sold to investment advisors—was one of our key growth drivers in the 1990s. Since that time, we’ve expanded our business to offer a much broader range of products and services and expanded into markets outside of the United States.

Morningstar has always been a technology-driven company, and we moved early to broaden much of our research and analysis to an Internet platform. The advantage we saw with the Internet is that it promotes real-time data and integrated applications not possible in a print or software format. We launched Morningstar.com in early 1997, which was the first of our four major Internet-based platforms. Morningstar.com initially offered a large quantity of free articles, tools, and editorial content, and we added a paid area with premium content in 1998. More investors now access our analyst reports through the Internet than through traditional print publications.

In 1998 we began expanding the Morningstar brand, products, and services outside of the United States, first in Japan and subsequently throughout other parts of Asia, Europe, and North America. In 1999 and 2000, we expanded into several other markets, including Australia, New Zealand, Canada, Europe, and Asia. Because approximately half of the world’s investable assets are located outside of the United States, we believe there are significant global opportunities.

Softbank invested $91 million in Morningstar in 1999, purchasing 20% of our then-outstanding shares. This investment allowed us to significantly accelerate development of our Internet-based platforms. The heavy investment in Internet development was one of the primary reasons we generated losses in 1999, 2000, and 2001.

In the mid-1990s, our investment coverage focused primarily on mutual funds, closed-end funds, and variable annuities. We included stock data on Morningstar.com when it initially launched and introduced the Morningstar StockInvestor newsletter in 1998. Since that time, we’ve continued to expand our stock coverage through Morningstar’s Premium service. Aside from mutual funds outside the United States, we’ve also added data coverage on separate accounts, exchange-traded funds, 529 college savings plans, pension funds, pooled funds, and hedge funds over the past several years.

Since the mid 1990s, we’ve also significantly expanded the range of services we offer to help investors make better decisions. Previously, our products mainly focused on data, analyst reports, and analytical software and tools. Over the past several years, we’ve also begun to offer retirement advice and planning, as well as investment consulting services through Morningstar Associates. We also offer Morningstar Managed Portfolios through our Morningstar Investment Services subsidiary.

As our business has expanded into a broader range of media, capabilities, investment coverage, and geographic markets, we’ve developed a decentralized business structure that allows the head of each business area to make most operating decisions. We believe this approach helps empower our managers and create a culture of responsibility and accountability.

To support our broader range of services, we’ve built a professional sales organization. Previously, our sales were based on a direct marketing model, with an inbound call center and only a small amount of outside sales activity.

As far as our historical growth and profitability, we haven’t released historical financial statements going back to the mid-1990s. However, the prospectus we filed with the SEC on May 4, 2005 includes selected historical financial data from 2000 to 2004. The table below summarizes our annual revenue growth over the past 10 years.

Year	Revenue (mil)	% Change*
1995	$30.6	-0.9%
1996	31.7	3.7
1997	39.1	23.2
1998	43.3	10.8
1999	52.0	20.1
2000	75.0	44.2
2001	91.2	21.7
2002	109.6	20.2
2003	139.5	27.3
2004	179.7	28.8

* % changes are based on unrounded revenue figures.

2. What is Morningstar’s market share in its key product categories like software and analytics for advisors and licensed data for institutions?

We haven’t disclosed information on market share for specific products. On a segment level, our market share is largest in the Advisor segment. As of December 31, 2004, we had paid subscription and license agreements reaching approximately 140,000 financial advisors, out of an estimated market of nearly 700,000 advisors worldwide. According to a report published in June 2003 by the research-based consulting firm Tiburon Strategic Advisors, Morningstar was ranked as the leading provider of investment research and data, financial planning software, and asset allocation software among 1,476 independent financial advisors surveyed.

Despite our already solid foothold in the Advisor market, we believe we have an opportunity to expand our advisor business in the United States as we broaden the functionality of our software and tools. We’re also just beginning to tap the advisor market outside the United States, which we believe has large potential.

In the Institutional segment, we reached more than 500 institutions out of an estimated 9,000 institutions globally as of December 31, 2004. Based on data from Veronis Suhler Stevenson, the market size for economic and financial data is approximately $17 billion, the bulk of which is institutional. Given this sizable market, we believe we have a significant opportunity to increase both the number of institutions that we work with and the amount of business we have with existing clients.

3. What are the retention rates across the various product categories? Which products are sold on a three-year contract?

We haven’t released information about renewal or retention rates for specific products, but we can say that our retention rates tend to be relatively high. We’ve been pleased with the trends in retention rates for most of our products and services.

Because of the nature of the individual investor market (i.e., most individuals have limited money to spend and many competing things to spend it on), retention rates tend to be somewhat lower in our Individual segment, though still good in absolute terms. Some individual investors may discontinue subscriptions because of limited time or if they decide to delegate investment decisions to an investment advisor. Retention rates are a bit higher in our Advisor segment because financial advisors often become accustomed to using Morningstar’s research tools and incorporate Morningstar tools in their daily operations. Our retention rates are typically the highest in the Institutional segment, where our products tend to be the most deeply integrated in client systems and operations. Because individual investors are accustomed to using Morningstar’s proprietary tools, we believe this familiarity creates pull demand on the part of institutions and encourages them to continue using our services.

We offer three-year subscriptions for most of our subscription-based products, but in practice, most of our three-year contracts are in the Institutional segment. Three-year contract terms tend to be more common for services such as Licensed Data, Morningstar Retirement Manager, Morningstar Advisor Workstation, and Investment Consulting.

Databases

4. What are the sources of data for the eight databases; does Morningstar have to pay for the data and if so, what are the trends in data costs?

We collect most of our data from original source documents that are publicly available, such as regulatory filings and fund company documents. This is the main source of operations data for securities in our open-end, closed-end, exchange-traded fund, and variable annuity databases, as well as for financial statement data in our equity database. This information is available at no cost.

For performance-related information (including total returns, net asset values, dividends, and capital gains), we receive daily electronic updates from individual fund companies, transfer agents, and custodians. In some markets we supplement this performance data, which does not require paying any fees, with a standard market feed such as Nasdaq for daily net asset values, which we use for quality assurance and filling in any gaps in fund-specific performance data. We also receive most of the details on underlying portfolio holdings for mutual funds, closed-end funds, exchange-traded funds, and variable annuities electronically from fund companies, custodians, and transfer agents.

Our separate account and hedge-fund databases require more specialized information, which we obtain by sending surveys to the management companies. We also survey for some specialized portfolio and operations data in our other databases to enhance our proprietary portfolio statistics. We supplement information gathered electronically or through surveys by licensing a few third-party data feeds for market indexes and individual securities.

As far as trends in data costs, our data costs have increased in absolute terms as we’ve added databases and expanded our existing databases to cover more securities. However, our data acquisition costs are a small percentage of data-related revenue and have declined in percentage terms as revenue has increased.

Advisory and Asset Management Businesses

5. What services does Morningstar conduct in institutional consulting?

We offer a variety of investment consulting services through Morningstar Associates, LLC, a registered investment advisor and wholly owned subsidiary of Morningstar, Inc. Broadly speaking, Morningstar Associates offers consulting services in four primary areas: fund lineup evaluation and design, investment monitoring, investment manager search, and portfolio construction.

In our fund lineup evaluation services, we analyze and design menus of funds, primarily for retirement plans. Our investment monitoring services (which we also offer in some international markets) focus on monitoring performance, investment style, and expenses, primarily for investment committees and fund boards of directors. In our manager search services, we recommend funds, separate account managers, subadvisors, or commingled trusts for a variety of institutional clients seeking high-quality investment managers. Finally, our portfolio construction services include asset allocation and fund selection services for model portfolio programs and fund of funds.

Our investment consulting group provides analysis and insight on an array of managed products, including mutual funds, variable annuity/life subaccounts, closed-end funds, commingled funds, and separate accounts. Our clients in this area are mainly mutual fund companies, insurance companies, and retirement plan providers and sponsors.

6. Can you explain how the two asset management businesses are structured? Who is the customer, what are they paying for, what is the asset-based fee earned by Morningstar, how do you avoid conflicts of interest, etc.

We have two asset management businesses: Morningstar Investment Services and Morningstar Associates. We offer the Morningstar Managed Portfolios service through Morningstar Investment Services, a registered investment advisor and broker-dealer. We offer managed retirement accounts through Morningstar Associates, LLC, also a registered investment advisor.

Morningstar Managed Portfolios is a fee-based discretionary investment management program distributed exclusively through financial advisors and consists of portfolios of mutual funds and/or exchange-traded funds in which advisors can invest their clients’ assets. Our portfolio managers select funds, monitor the asset classes and funds chosen for each portfolio, and make adjustments as needed. We complement these services with online client-management functions such as risk profiling and access to client statements, transaction capabilities, and performance reports. Most customers for this service are individuals, but may also include small endowments, trusts, and institutions.

Morningstar Investment Services receives an advisory fee for management of the client portfolio, and the financial advisory firm may also assess a fee for providing to the client various advisory services related to the Morningstar Managed Portfolios program. We charge the client an asset-based fee, calculated quarterly as a percentage of client assets under management. The specific fees vary depending on the services provided. Like other management fees in the industry, it is deducted from shareholder portfolios before calculating net total returns to shareholders. To avoid conflicts of interest, Morningstar Investment Services operates with a staff of independent analysts and portfolio managers and is not compensated by any fund company for including specific funds in the Managed Portfolios program. Some funds in the program may remit a portion of their shareholder service fees to the back-office service provider used by Morningstar Investment Services for providing recordkeeping and sub-transfer agency services to the funds, which reduces the fees we pay to the back-office service provider.

Our managed retirement accounts are part of the suite of services offered through Morningstar Retirement Manager. The managed accounts are designed for retirement plan participants (employees) who choose to delegate management of their retirement portfolios to Morningstar. We offer Morningstar Retirement Manager primarily through retirement plan providers—typically third-party asset management companies or companies that offer administrative services to 401(k) plans and other retirement plans. We charge asset-based fees for these accounts, which are deducted from participant portfolios before calculating net total returns. The specific management fees vary depending on the level of service provided.

In all of our asset management services, our responsibility is to serve the best interest of investors. Moreover, our fee structure does not offer any incentives to favor any particular funds offered through the platform. We also avoid conflicts of interest by keeping our managed portfolios service and retirement advice work completely separate from the mutual fund analysis in our Individual business segment. We have strict policies in place to ensure the independence and objectivity of both areas of our business.

Print Publications

7. Why are Morningstar Mutual Funds and Morningstar FundInvestor experiencing revenue declines?

Morningstar Mutual Funds and Morningstar FundInvestor are both relatively mature products. Because they’re at a later stage in the product life cycle, it’s not unexpected to see slow to declining growth rates. Another factor affecting these products is an industry-wide trend toward Internet-based information, as opposed to print publications. We believe this trend has also impacted subscription growth on print publications for some of our key competitors.

We should add that both of these products still contribute significant revenue to our business, and we believe we’ve been successful in moderating the revenue declines. Moreover, we have successfully converted many of our former print subscribers to other Morningstar products, such as Morningstar.com.

Advisor Workstation and Principia

8. It appears that revenue realized per subscriber for Advisor Workstation is substantially below the $600 per average subscriber of Principia. Can you explain what the revenue and profit implications are due to the product mix shift?

It’s true that on average, revenue per subscriber is lower for Morningstar Advisor Workstation than for Morningstar Principia. However, calculating a straight average doesn’t tell the whole story. Part of this stems from Advisor Workstation’s rapid growth. The total number of users is increasing quickly, but because we recognize revenue over the life of the license, the amount of revenue recognized per user may initially be lower.

It’s also helpful to analyze revenues and per-user fees within customer segments. The bulk of revenue for Advisor Workstation is roughly equally split between two market segments: independent financial advisors who may or may not be affiliated with an independent broker/dealer organization, and captive financial advisors who are employees of a large or mid-size brokerage firm. (We also sell Advisor Workstation to some fund companies and clearing firms, but to a much smaller extent.)

For the independent financial advisor segment, average revenue per subscriber for Advisor Workstation is similar to or higher than the comparable figure for Principia. Because Advisor Workstation has a broader range of features than Principia (including client management, asset allocation, research, and client presentations), we charge a higher price point for independent financial advisors who can access the full range of functionality. Importantly, the vast majority of Principia customers fall into this independent segment, so if a customer migrates from Principia’s CD-ROM-based technology to Advisor Workstation’s Web-based platform, we expect a positive impact on revenue and profitability for this segment.

For the captive financial advisor segment, average revenue per subscriber is substantially lower. Part of this is because these enterprise license agreements often cover a large number of users, and we give volume discounts to firms that sign large contracts. In addition, a typical custom version of Advisor Workstation includes a subset of the complete functionality available in Advisor Workstation; for example, a given company may license only our hypothetical illustrator or our portfolio tools. On a per-user basis, the price therefore reflects the reduced functionality. Our strategy is to expand the range of Advisor Workstation capabilities and the contract value per user for the captive financial advisor segment over time.

It’s also worth pointing out that the captive financial advisor segment is one that we never really tapped with Principia because of the requirement for customization, which isn’t possible with a

CD-ROM format. Our business in this segment therefore doesn’t involve replacing existing Principia subscribers, but rather expanding our business to reach a broader audience and capture incremental revenue.

International Operations

9. Do you plan to get more revenue from your international customer base by charging a Premium Membership on the Web sites that you control (Australia, Canada, France, Holland, Germany, Italy, New Zealand, Norway, People’s Republic of China, Spain, and the United Kingdom)?

We don’t have any immediate plans to add Premium Membership services in these markets. Currently, we generate all of our revenue in international markets in the Advisor and Institutional segments, as opposed to the Individual segment. Over time, we believe more markets outside the United States will develop sizable individual investor audiences, allowing us to expand our Premium services. We think some key developments to watch for will be the growth of a more widespread investor/ownership culture, along with greater investor sophistication and demand for independent investment research. After these developments happen, we would look to roll out additional Premium Membership services in non-U.S. markets.

Independent Equity Research

10. Does Morningstar believe that offering analysis on more individual stocks will attract new customers?

Yes, we believe that offering in-depth analyst reports on a large number of individual stocks will help us attract new customers and strengthen our competitive advantage. Most of our members own both stocks and mutual funds, and we believe that offering more stock-related content will help us reach a broader audience. During the course of 2004, we increased the number of stocks under analyst coverage from about 700 to 1,500, and total page views to our stock analyst reports are now on par with page views to our fund analyst reports. We now cover approximately 1,600 stocks and expect to expand our coverage list to about 1,700 stocks by the end of the year.

Corporate Governance

11. The Wall Street Journal termed your monthly forums with shareholders “democracy in action” and I applaud the move. Will Morningstar be taking other significant actions in this direction?  Specifically:

Will Morningstar allow shareholders a greater role in nominating directors?  For example, Ashland agreed to solicit director candidates from major shareholders and to nominate a qualified candidate for election to the board. Shareholders of Microtune can nominate one director beginning in 2005 at the annual meeting and a second director at the annual meeting in 2006. See also Apria Healthcare’s innovative policy allowing shareholder to place nominees on the proxy under limited circumstances at http://media.corporate-ir.net/media_files/irol/11/111451/corpgov/NominationOfDirectors.pdf.

Thanks for your positive feedback about our decision to handle investor questions through these monthly filings. As a newly public company, we’re interested in seeing examples of other practices in corporate governance, and we appreciate the suggestion. We’ll pass this idea along to the nominating and corporate governance committee of our board of directors for their consideration.

Our company by-laws currently provide for annual elections of each member of the board of directors and specify that we will have at least five and no more than 12 directors. (Our board currently consists of six directors, four of whom are independent.) Our nominating and corporate governance committee is responsible for recommending to the board nominees who will be submitted to shareholders for election at each annual shareholder meeting, as well as nominees to fill any vacancies or additional board positions. The by-laws and the nominating and corporate governance committee charter are available in the Investor Relations section of our corporate Web site, global.Morningstar.com.

Amending the nominating and corporate governance committee charter to provide for shareholder nominations would require more research and discussion, but it’s something we’ll consider as we annually review the charter.

12. Will Morningstar allow shareholders to select the auditor? Would Morningstar embrace a shareholder resolution that provides for auditor selection by shareholder such as the one outlined at http://www.corpmon.com/AudInd-USG.htm?  One of the fundamental problems with audits is that the duty of care for auditors in the U.S. is not to shareholders but is to buyers and sellers in the market. Our audits are better designed for day-traders than long-term owners. Efficient markets and efficient companies are not the same thing. If shareholders could select the auditor, it is likely they would choose one which places a high priority on informing shareholders about corporate inefficiencies.

In accordance with current SEC and NASDAQ rules, the audit committee of our board of directors is responsible for retaining our auditor, as well as providing general oversight of the audit work. The audit committee takes this responsibility seriously and has the goal of providing audited results which clearly reflect the company’s financial performance. These reports are designed to equally inform all shareholders, both short and long-term. The audit committee will continue to monitor the quality of audits performed by our independent registered public accounting firm, which is Deloitte & Touche.

Management

13.  I have a question that may come under the heading of fair disclosure. I have not been able to find an answer in the Form 10-K, Prospectus, SAI or other company documents filed with the SEC.

What is the formal education (universities attended, degrees earned, and dates) of Don Phillips, CEO and Managing Director of Morningstar, Inc.?

You may have missed it, but we included background information on our management team on pages 80-83 of our final prospectus, and you can also read our management team biographies by clicking on the manager’s name at the following url: http://corporate.morningstar.com/US/asp/subject.aspx?xmlfile=175.xml.

Don Phillips is currently a managing director of Morningstar and has served on our board of directors since August 1999. He holds a bachelor’s degree in English from the University of Texas, which he attended from 1980 to 1985, and a master’s degree in American Literature from the University of Chicago, which he attended from 1985 to 1986.

Our CEO is Joe Mansueto, who founded Morningstar in 1984. He has served as chairman since the company’s inception and as chief executive officer from inception to 1996 and from 2000 to present. He holds a bachelor’s degree in business administration from the University of Chicago and a master’s degree in business administration from the University of Chicago Graduate School of Business. He attended the University of Chicago from 1974 to 1980.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 1, 2005	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer and Secretary